                                                                    Exhibit 10.1

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                            ASSET PURCHASE AGREEMENT

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                                 BY AND BETWEEN

                               LYNCH SYSTEMS, INC.
                                (AS THE "SELLER)

                                       AND

                       OLIVOTTO GLASS TECHNOLOGIES S.P.A.
                                (AS THE "BUYER")

                                  MAY 17, 2007

                                               i

                             TABLE OF DEFINED TERMS

Term                                                                                   Section
----                                                                                   -------

Accounts Payable........................................................................2.1(a)
Accrued Liabilities.....................................................................2.1(b)
Actual Closing Date Net Asset Value.....................................................3.4(b)
Adjusted Carrying Value.................................................................3.4(a)
Adjustment Report.......................................................................3.4(b)
Allocation Certificate.....................................................................3.5
Arbiter.................................................................................3.4(d)
Assignments and Assumptions.............................................................7.1(b)
Assumed Liabilities..........................................................................2
Business...............................................................Introductory Paragraphs
Business Day............................................................................3.4(a)
Buyer..................................................................Introductory Paragraphs
Certificate of Assumed Liabilities......................................................7.1(f)
Closing......................................................................................4
Closing Date.................................................................................4
Closing Payment............................................................................3.3
Code...............................................................................5.2(n)(iii)
Consigned Items............................................................................3.6
Contest Notice............................................................................10.5
Contracts...............................................................................1.1(f)
Contracts Liabilities...................................................................2.1(c)
Damages................................................................................10.2(a)
Deposit....................................................................................3.2
Employee Benefit Plans...............................................................5.2(n)(i)

                                              ii

Employee Severance Payments.............................................................5.2(t)
Encumbrances...............................................................................1.1
Environmental Laws..................................................................5.2(l)(ii)
Environmental Permits..............................................................5.2(l)(iii)
ERISA................................................................................5.2(n)(i)
Escrow Agent...............................................................................3.2
Escrow Agreement...........................................................................3.2
Estimated Closing Date Net Asset Value..................................................3.4(a)
Excluded Liabilities.........................................................................2
Execution Date.........................................................Introductory Paragraphs
Financial Statements....................................................................5.2(e)
GAAP....................................................................................3.4(a)
Governmental Authority..................................................................5.1(c)
Hazardous Material..................................................................5.2(l)(ii)
Indemnifiable Claim....................................................................10.2(a)
Indemnification Notice....................................................................10.4
Indemnified Party......................................................................10.3(d)
Indemnifying Party.....................................................................10.3(d)
Inventory...............................................................................1.1(g)
Knowledge................................................................................11.13
Lease...................................................................................7.1(i)
Losing Party............................................................................3.4(e)
Material Adverse Effect.................................................................5.2(a)
Miscellaneous Assets....................................................................1.1(i)
Non-Third Party Claim Indemnification Notice..............................................10.5
Objection Notice........................................................................3.4(c)
Permits.................................................................................1.1(c)
Personal Property.......................................................................1.1(a)
Preliminary Statement...................................................................3.4(a)
Prevailing Party........................................................................3.4(e)
Property...................................................................................1.1
Personal Property.......................................................................1.1(b)
Personal Property Leases................................................................1.1(e)
Premises................................................................................7.1(h)
Proprietary Rights......................................................................1.1(d)
Purchase Price.............................................................................3.1
Real Property..............................................................................1.1
Receivables.............................................................................1.1(b)
Seller.................................................................Introductory Paragraphs
Severance Contribution.....................................................................3.1
Warranty Liabilities....................................................................2.1(d)

                                           SCHEDULES

Schedule 1.1(a)  -    Personal Property
Schedule 1.1(b)  -    Receivables

                                              iii

Schedule 1.1(c)  -    Permits
Schedule 1.1(d)  -    Proprietary Rights
Schedule 1.1(e)  -    Personal Property Leases
Schedule 1.1(f)  -    Contracts
Schedule 1.1(g)  -    Inventory
Schedule 1.1(h)  -    Miscellaneous Assets
Schedule 1.1(l)  -    Excluded Assets
Schedule 1.1(m)  -    Real Property
Schedule 2.1(a)  -    Accounts Payable
Schedule 2.1(b)  -    Accrued Liabilities
Schedule 3.4(a)  -    Adjusted Carrying Value
Schedule 5.2(b)  -    Authorization
Schedule 5.2(c)  -    Conflicts
Schedule 5.2(f)  -    Changes
Schedule 5.2(g)  -    Liabilities
Schedule 5.2(h)  -    Taxes
Schedule 5.2(i)  -    Liens
Schedule 5.2(j)  -    Insurance
Schedule 5.2(k)  -    Litigation
Schedule 5.2(l)  -    Compliance with Laws
Schedule 5.2(n)  -    Employee Benefit Plans
Schedule 5.2(o)  -    Labor Matters
Schedule 5.2(p)  -    Encumbrances
Schedule 5.2(q)  -    Contracts and Commitments
Schedule 5.2(r)  -    Receivables
Schedule 5.2(s)  -    Non-GAAP Inventory
Schedule 5.2(t)  -    Employees

EXHIBITS

Exhibit A...Escrow Agreement
Exhibit B...Bill of Sale
Exhibit C...Assignments and Assumptions
Exhibit D...Assignment of Proprietary Rights
Exhibit E...Certificate of Assumed Liabilities
Exhibit F...Lease

                                       iv

                            ASSET PURCHASE AGREEMENT

            THIS AGREEMENT dated May 17, 2007 (the "Execution  Date"), is by and between OLIVOTTO GLASS TECHNOLOGIES  S.P.A., an Italian  corporation  ("Buyer"), and LYNCH SYSTEMS, INC., a South Dakota corporation ("Seller").

                              W I T N E S S E T H:

            WHEREAS,  Seller,  INTER ALIA, designs,  develops,  manufactures and markets a broad range of manufacturing  equipment for the electronic display and consumer glass industries (the "Business"); and

            WHEREAS,  Buyer  desires to  purchase,  and Seller  desires to sell, certain of Seller's  operating  assets relating to the Business,  upon the terms and subject to the conditions set forth in this Agreement.

            NOW,  THEREFORE,  in  consideration  of the  premises and the mutual promises herein contained, Buyer and Seller hereby agree as follows:

                        ARTICLE I. ASSETS TO BE PURCHASED

            SECTION 1.1.  DESCRIPTION  OF ASSETS.  Upon the terms and subject to the  conditions  set forth in this  Agreement,  Seller  hereby agrees to convey, sell, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase from  Seller,  on the  Closing  Date (as defined  below),  free and clear of all liens, security interests,  claims, pledges,  charges,  encumbrances,  equities, rights of use, levies, taxes, imposts and restrictions (the "Encumbrances"), all right, title and interest of Seller in and to the assets,  properties and rights
(contractual  or  otherwise)  of  Seller  that are used in  connection  with the
Business set forth below:

            (a) All machinery,  equipment, tooling, parts, furniture,  supplies, and other  tangible  personal  property  used in  conducting  the Business listed on Schedule 1.1(a) (the "Personal Property");

            (b)  All  accounts  receivable  relating  to or  arising  out of the operation of the Business listed on Schedule 1.1(b) (the "Receivables");

            (c) All franchises,  licenses,  permits,  consents,  authorizations, approvals and certificates of any  Governmental  Authority (as hereinafter defined) used in conducting  the Business  listed on Schedule  l.l(c) (the
      "Permits");

            (d) Subject to clause (xi) of the final  paragraph  of this  Section
      1.1,  all  patents,  inventions,  trade  secrets,  processes,  proprietary
      rights,  proprietary  knowledge,   know-how,  design  archives,   computer
      software, URLs, web sites including content and coding, trademarks, names, service marks, trade names,  copyrights,  symbols,  logos,  franchises and permits  owned by  Seller  and used in  conducting  the  Business  and all applications therefor,  registrations thereof and licenses, sublicenses or agreements in respect thereof, that Seller owns or has the right to use or to which Seller is a party and all filings,  registrations or issuances of any of the  foregoing  with or by any  federal,  state,  local or  foreign
      Governmental  Authority and all related  goodwill as set forth on Schedule
      1.1(d) (collectively, the "Proprietary Rights");

            (e) All leases of equipment or other tangible personal property used in  conducting  the  Business  listed on Schedule  1.1(e)  (the  "Personal
      Property Leases");

            (f) All contracts,  agreements, contract rights, license agreements,
      third    party    guaranties,    indemnifications,    arrangements,    and
      understandings,  whether oral or written, to which Seller is a party which
      relate  to  the  License   Agreements   listed  on  Schedule  1.1(f)  (the
      "Contracts");

            (g) All  inventories of materials,  work-in-process,  finished goods and supplies listed on Schedule 1.1(g) (the "Inventory");

            (h) All security deposits,  prepaid expenses and other miscellaneous assets of the  Business  listed on  Schedule  1.1(h)  (the  "Miscellaneous
      Assets");

            (i) All books of  account,  customer  lists,  client  lists,  files, papers, records and telephone numbers used in conducting the Business;

            (j) All  rights  of  Seller  in, to and  under  express  or  implied warranties from suppliers of the Business with respect to the Property (as hereinafter defined); and

            (k) All goodwill relating to the Business.

            All of the assets, properties and rights (contractual and otherwise)
being conveyed,  sold, transferred,  assigned and delivered to Buyer pursuant to subsections  (a) through (k) of this  Section 1.1 are  hereinafter  collectively referred to as the "Property."

            Notwithstanding  the  foregoing,  there shall be  excluded  from the
Property the following  assets and  properties  of Seller  related to or used in connection with the Business:  (i) all cash and cash  equivalents;  (ii) all tax refunds  of any kind paid or  payable  to  Seller;  (iii) all  assets  listed on
Schedule 1.1(l), (iv) the PT Kedaung accounts receivable, the gearless tablewear shear  and the show  machine;  (v) the real  property  of Seller  identified  on
Schedule 1.1(m) (the "Real  Property");  (vi) all corporate minute books,  stock records,  tax returns,  checkbooks,  books of original entry and bank statements and  supporting  materials  of Seller  for all  periods,  all of which  shall be subject to Buyer's  right to inspect  and copy;  (vii) all  insurance  policies;
(viii) all  claims,  causes of and choses in action of any sort that  Seller may have, including,  without limitation,  under any of Seller's insurance policies, against any of the officers,  directors and/or shareholders of Seller and/or the parents,  spouses and lineal  descendants  of any such  persons;  (ix) rights of
set-off,   counterclaim   and/or   recoupment   respecting  any  liabilities  or
obligations  of  Seller  not  included   within  the  Assumed   Liabilities  (as
hereinafter defined);  and (x) the Closing Payment (as hereinafter defined); and
(xi) all rights in and to the name "Lynch" for all uses other than in connection with the products manufactured in the Business on the Closing Date.

            SECTION 1.2.  NON-ASSIGNMENT OF CERTAIN PROPERTY. To the extent that the  assignment  hereunder of any of the Permits,  Personal  Property  Leases or
Contracts would require the consent of any other party (or in the event that any of the same shall be nonassignable), neither this Agreement nor any action taken pursuant to its  provisions  shall  constitute  an assignment or an agreement to assign if such  assignment  or attempted  assignment  would  constitute a breach thereof or result in the loss or diminution thereof; provided,  however, that in each such case,  Seller shall use its best efforts to obtain the consents of any such other party to an  assignment  to Buyer.  If such consent is not  obtained, subject to the provisions of Section  7.1(b),  Seller shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the full benefits of any  such  Permit,  Personal  Property  Lease  or  Contract  including,  without limitation,  enforcement,  for the account and benefit of Buyer,  of any and all rights of Seller  against  any other  person  with  respect to any such  Permit,
Personal Property Lease or Contract.

            ARTICLE II. ASSUMPTION OF LIABILITIES AND OBLIGATIONS

            Buyer hereby agrees, on the terms and conditions contained herein to assume the following liabilities and obligations of Seller:

            (a) All  liabilities  with  respect to the  accounts  payable of the
      Business listed on Schedule 2.1(a) (the "Accounts Payable");

            (b) All liabilities  with respect to the accrued  liabilities of the
      Business listed on Schedule 2.1(b) (the "Accrued Liabilities");

            (c) All liabilities with respect to post-Closing obligations arising under the Contracts (the "Contracts Liabilities");

            (d) All liabilities with respect to post-Closing obligations arising under the Seller's  warranty policies with respect to items sold by Seller prior  to the  Closing  Date  to  customers  other  than  PT  Kedaung  and
      Owens-Illinois do Brasil (Cisper); and

            (e) All liabilities with respect to post-Closing obligations arising under the Personal Property Leases.

            All  of  the   liabilities   being  assumed  by  Buyer  pursuant  to
subsections (a) through (e) of this Section 2.1 are  hereinafter  referred to as the "Assumed Liabilities."

            Notwithstanding  the foregoing,  Buyer is not assuming any liability for any Excluded  Liability (as  hereinafter  defined) and it is understood  and agreed that, as between Seller and Buyer, Seller shall remain solely responsible for the payment, discharge and satisfaction of all Excluded Liabilities. As used herein,  "Excluded Liabilities" means all liabilities of Seller and the Business of any kind, liquidated or contingent, asserted or unasserted, known or unknown,
other  than  the  Assumed  Liabilities,   including  but  not  limited  to,  all
liabilities to PT Kedaung or  Owens-Illinois  do Brasil (Cisper)  arising out of transactions  between  Seller and such party which occurred prior to the Closing
Date.

                           ARTICLE III. PURCHASE PRICE

            SECTION 3.1. PURCHASE  PRICE.  Upon the  terms  and  subject  to the conditions set forth in this Agreement, in consideration for the Property and in full payment therefor (the "Purchase Price"):

                  (i) Buyer is assuming the Assumed Liabilities;

                  (ii)  Buyer is making the  Closing  Payment  reflected  in the
            Preliminary Statement (as hereinafter defined),  which is subject to adjustment as provided in Sections 3.4 and 3.5; and

                  (iii)  Buyer is making a payment to Seller  with  respect to a portion of the Employee  Severance Payment (as hereinafter  defined)
            in the amount of $117,637.15 (the "Severance Contribution").

            Buyer is paying the cash portion of the  Purchase  Price as provided below.

            SECTION 3.2. DEPOSIT.  Concurrently  herewith Buyer is delivering by wire transfer of immediately available funds the sum of $500,000 (the "Deposit")
to Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP (the "Escrow  Agent") to be
held in escrow and  disbursed in  accordance  with the  provisions of the escrow agreement in the form of Exhibit A hereto (the "Escrow Agreement")  executed and delivered by Buyer, Seller and the Escrow Agent concurrently herewith.

            SECTION 3.3. CLOSING  PAYMENT.  On the Closing Date, Buyer shall pay the Closing Payment to Seller by wire transfer of immediately available funds to an account  designated  by Seller not later than two (2) Business  Days prior to the Closing Date. As used herein,  the "Closing  Payment"  means the  difference between (a) the Estimated Closing Date Net Asset Value (as hereinafter  defined)
and (b) the Deposit.

            SECTION 3.4. CALCULATION OF ESTIMATED CLOSING DATE NET ASSET VALUE.

            (a) Not later than  three (3)  Business  Days  prior to the  Closing
      Date,  Seller and Buyer  shall  execute a  certificate  (the  "Preliminary
      Statement")  setting forth the Estimated  Closing Date Net Asset Value. As used herein,  the "Estimated  Closing Date Net Asset Value" means the good faith  estimate of the positive  difference as of the Closing Date between
      (i) the aggregate carrying value of the Property as reflected on the books and  records  of  Seller  determined  in  accordance  with  United  States generally accepted accounting  principles  consistently  applied ("GAAP"), adjusted  consistent  with the  methodology  set forth on Schedule  3.4(a)
      hereto (the "Adjusted  Carrying  Value") and (ii) the aggregate  amount of the Assumed  Liabilities  as  reflected on the books and records of Seller determined in accordance  with GAAP. As used herein,  "Business Day" means any  day  that  is not a  Saturday,  Sunday  or  legal  holiday  on  which federally-chartered banks are required or authorized to be closed.

            (b) As soon as  reasonably  practical  after the Closing,  but in no event more than forty five (45)  calendar  days  thereafter,  Seller shall prepare and deliver to Buyer a schedule (the "Adjustment  Report") showing the computation of the Actual Closing Date Net Asset Value (as hereinafter defined). As used herein,  "Actual Closing Date Net Asset Value" means the positive  difference  as of the  Closing  Date  between  (i) the  Adjusted
      Carrying  Value  of the  Property  and (ii) the  aggregate  amount  of the
      Assumed  Liabilities  as  reflected  on the  books and  records  of Seller determined in accordance with GAAP.

            (c) Within thirty (30) calendar days after receipt of the Adjustment
      Report,  Buyer may, by written notice to Seller,  object thereto. If Buyer shall not object  thereto in writing  within such thirty (30) calendar day period,  the calculations on the Adjustment  Report shall become final and shall not be subject to further  review,  challenge or  adjustment  absent fraud or manifest error.  Buyer may in good faith object to the Adjustment
      Report within such thirty (30) calendar day period by delivering a written notice of its objection (the  "Objection  Notice") to Seller:  (i) setting forth  the  items  being  disputed  and the  reasons  therefor,  and  (ii)
      specifying Buyer's calculation of the figures on the Adjustment Report. In
      connection  with  the  preparation  of  the  Objection   Notice  (and  any
      subsequent  submissions  to the Arbiter (as  defined  below)),  each party shall grant the other party and its accountants and other representatives'
      reasonable access to all of the books and records of such party. Any delay in  granting  access to all such books and records  shall  correspondingly extend such thirty (30)  calendar day period for delivery of the Objection
      Notice.

            (d) For thirty (30)  calendar  days after  delivery of the Objection
      Notice,  Buyer and Seller shall  attempt to resolve all  disputes  between them regarding the Adjustment  Report.  If Buyer and Seller cannot resolve all such  disputes  within such  thirty  (30) day  period,  the matters in dispute  shall be  determined  by an  accounting  firm selected by them to resolve the remaining objections (the "Arbiter").  If Buyer and Seller are
      unable  to  jointly  select  an  accounting   firm,  they  will  select  a
      nationally-recognized   accounting  firm  by  lot  after  excluding  their
      respective  regular outside accounting firms. Any advance retainer and any periodic  payments to the Arbiter  shall be advanced  equally by Buyer and
      Seller.  Promptly,  but not later  than  forty-five  (45)  days  after the acceptance of its  appointment,  the Arbiter shall determine (based solely on presentations by Buyer and Seller to the Arbiter and not by independent review)  only those items in dispute  and shall  render a report as to its resolution of such items and the resulting  calculation  of the Adjustment
      Report.  For purposes of the  Arbiter's  determination,  the amounts to be included shall be the amounts from the Adjustment  Report as to items that are not in dispute, and the amounts determined by the Arbiter, as to items that are  submitted  for  resolution  by the  Arbiter.  In  resolving  any disputed  item,  the Arbiter must select the amount of the  disputed  item proffered by Buyer or the amount of the disputed item  proffered by Seller
      (and cannot substitute the Arbiter's own judgment) based upon the position the  Arbiter  determines  to be closest to the correct  amount.  Buyer and
      Seller shall  cooperate with the Arbiter in making its  determination  and such determination shall be conclusive and binding upon Buyer and Seller.

            (e) The fees and expenses of the Arbiter  shall be paid by the party
      (the "Losing  Party") whose  calculation  of Actual Closing Date Net Asset
      Value  is  further  from  the  Actual  Closing  Date  Net  Asset  Value as determined by the Arbiter. If the other party (the "Prevailing Party") has advanced or provided a portion of the Arbiter's fees and costs as provided above in Section  3.2(d),  the Losing Party shall reimburse the Prevailing
      Party for such fees and costs  within  ten (10)  Business  Days  after the
      Arbiter's final decision.

            (f) Within five (5)  Business  Days after the  determination  of the
      Actual Closing Date Net Asset Value:

                  (i) If the Actual Closing Date Net Asset Value is greater than the Estimated  Closing Date Net Asset Value, then Buyer shall pay to
            Seller the amount by which the Actual  Closing  Date Net Asset Value exceeds the Estimated Closing Date Net Asset Value.

                  (ii) If the Estimated  Closing Date Net Asset Value is greater than the Actual Closing Date Net Asset Value,  then Seller shall pay to Buyer the amount by which the  Estimated  Closing  Date Net Asset
            Value exceeds the Actual Closing Date Net Asset Value.

            SECTION 3.5.  ALLOCATION OF PURCHASE PRICE.  The aggregate  purchase price of the Property  shall be allocated for purposes of this Agreement and for federal,  state and local tax purposes as set forth on an allocation certificate
("Allocation Certificate") to be agreed upon by Seller and Buyer at such time as they  execute  the  Preliminary  Statement.  The  allocation  shall  reflect the respective  book value of the assets sold to  liabilities  assumed by the Buyer, and shall be adjusted if necessary, in accordance with Section 3.2 hereof. Buyer and  Seller  shall file all  federal,  state,  local and  foreign  tax  returns, including  Internal  Revenue Form 8594, in accordance  with the  allocation  set forth in such Allocation Certificate.

            SECTION 3.6.  CONSIGNMENT OF CERTAIN ITEMS. For a period of eighteen
(18) months following the Closing Date the gearless tablewear shear and the show machine (the "Consigned  Items") shall be held on consignment by Buyer. If Buyer receives  any offers to purchase any of the  Consigned  Items from a third party during such  eighteen-month  period Buyer shall  promptly  notify  Seller and if
Seller  accepts  such  offered  terms the  proceeds of such sale shall be shared equally  between Seller and Buyer.  If the Consigned Items have not been so sold by the end of such  eighteen-month  period Buyer shall deliver possession of the
Consigned Items to Seller.

                             ARTICLE IV. CLOSING

            The closing of the transactions  contemplated by this Agreement (the
"Closing")  shall  take place at 10:00 a.m.  at the  offices of Olshan  Grundman
Frome  Rosenzweig & Wolosky LLP,  Park Avenue  Tower,  65 East 55th Street,  New
York,  New York,  on the later  of:  (i) the day on which all of the  conditions precedent set forth in Article VIII have been satisfied or waived,  or (ii) June
1,  2007.  Such time and date are  herein  referred  to as the  "Closing  Date."
Subject to the  provisions  of Article IX  hereof,  failure to  consummate  such transactions  on the date and the time  determined  pursuant to this  Article IV shall not result in the  termination of this Agreement and shall not relieve any party of any obligation under this Agreement.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

            SECTION 5.1. REPRESENTATIONS   AND   WARRANTIES   OF  BUYER.   Buyer
represents and warrants to Seller that:

            (a)  CORPORATE  EXISTENCE.  Buyer is a corporation  duly  organized, validly existing and in good standing under the laws of Italy.

            (b)  AUTHORIZATION;  VALIDITY.  Buyer  has all  requisite  power and authority  to enter  into  this  Agreement,  to  perform  its  obligations hereunder and to consummate  the  transactions  contemplated  hereby.  All necessary  action has been taken by Buyer with  respect to the  execution, delivery and  performance by it of this Agreement and the  consummation of the  transactions  contemplated  hereby.  Assuming the due  execution  and delivery of this Agreement by Seller, this Agreement is a legal, valid and binding obligation of Buyer,  enforceable against Buyer in accordance with its terms, subject to applicable  bankruptcy,  insolvency,  reorganization and moratorium  laws and other laws of general  application  affecting the enforcement of creditors'  rights  generally,  and the fact that equitable remedies or relief (including,  but not limited to, the remedy of specific performance)  are subject to the  discretion  of the court from which such relief may be sought.

            (c)  LITIGATION.  There  is  no  claim,  litigation,  action,  suit, proceeding,  investigation or inquiry, administrative or judicial, pending or, to the  knowledge of Buyer,  threatened  against  Buyer,  at law or in equity,  before any foreign,  federal,  state or local agency,  authority,
      board,   bureau,   court,   instrumentality  or  other  entity  exercising
      executive,  legislative,  judicial,  taxing,  regulatory or administrative powers  (each,  a  "Governmental  Authority"),  that might have an adverse effect on Buyer's  ability to perform  any of its  obligations  under this
      Agreement or to consummate the transactions contemplated hereby.

            (d) NO BREACH OF STATUTE OR  CONTRACT.  Neither  the  execution  and delivery of this Agreement by Buyer,  nor the consummation by Buyer of the transactions  contemplated hereby, nor compliance by Buyer with any of the provisions  hereof,  will  violate  or cause a default  under any  statute
      (domestic or foreign),  judgment,  order, writ, decree, rule or regulation of any Governmental  Authority  applicable to Buyer or any of its material properties;  breach  or  conflict  with any of the  terms,  provisions  or conditions of the  organization  documents of Buyer; or violate,  conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which Buyer is party or by which  Buyer is or may be bound,  or constitute  a  default  (in and of itself  or with the  giving of  notice, passage  of time  or  both)  thereunder,  or  result  in the  creation  or imposition of any Encumbrance upon, or give to any other party or parties,
      any  claim,  interest  or  right,   including  rights  of  termination  or
      cancellation in, or with respect to any of Buyer's properties.

            (e) BROKERS.  Buyer has not entered into any agreement,  arrangement or understanding  with any party as to which Seller may have any liability for a finder's fee,  brokerage  commission,  advisory fee or other similar payment.

            (f) SUFFICIENT  FUNDS.  Buyer has sufficient  funds available to it, without  requiring  the prior  consent,  approval  or other  discretionary action of any third party,  to make the payments  required  under  Article
      III, to pay all fees and expenses to be paid by Buyer in  connection  with the  transactions  contemplated by this Agreement and to satisfy any other payment  obligations  that may arise in connection  with the  transactions contemplated by this Agreement.

            (g) CLOSING DATE EFFECT. All of the  representations  and warranties of Buyer are true and correct as of the  Execution  Date and shall be true and correct on and as of the  Closing  Date with the same force and effect as if such  representations  and  warranties  were  made by  Buyer  on the
      Closing Date.

            SECTION  5.2.  REPRESENTATIONS  AND  WARRANTIES  OF  SELLER.  Seller
represents and warrants to Buyer that:

            (a) CORPORATE  EXISTENCE.  Seller is a corporation  duly  organized, validly existing and in good standing under the laws of the State of South
      Dakota and has the corporate  power to own,  operate or lease the Property and to carry on the Business as now being conducted.  Complete and correct copies of the  Articles  of  Incorporation  of Seller  and all  amendments thereto, certified by the Secretary of State of the State of South Dakota,
      and of the By-Laws of Seller, and all amendments thereto,  previously have been  delivered  to Buyer.  Seller is duly  qualified  to do business as a foreign  corporation,  and is in good standing in each jurisdiction  where the  character of the  properties  owned,  leased or operated by it or the nature of its activities makes such qualification necessary,  except where the  failure  to be so duly  qualified  and in  good  standing  would  not reasonably be expected to have a Material Adverse Effect. For the purposes of this  Agreement,  "Material  Adverse Effect" means any effect or change that would be materially  adverse to the Business or Property of Seller on one hand or Buyer on the other hand,  or on the ability of either party to consummate timely the transactions contemplated hereby.

            (b)  AUTHORIZATION;  VALIDITY.  Seller has all  requisite  corporate power  and  authority  to  enter  into  this  Agreement,  to  perform  its obligations  hereunder and to  consummate  the  transactions  contemplated hereby  without  the  approval  of any  third  party,  except as listed on
      Schedule 5.2(b).  All necessary  corporate action has been taken by Seller with respect to the execution,  delivery and performance by Seller of this
      Agreement and the consummation by Seller of the transactions  contemplated hereby.  Assuming  the due  execution  and  delivery of this  Agreement by
      Buyer, this Agreement is a legal,  valid and binding obligation of Seller, enforceable  against  Seller in  accordance  with its  terms,  subject  to applicable bankruptcy, insolvency,  reorganization and moratorium laws and other laws of general application  affecting the enforcement of creditors'
      rights  generally,   and  the  fact  that  equitable  remedies  or  relief
      (including,  but not limited to, the remedy of specific  performance)  are subject to the  discretion  of the court  from  which  such  relief may be sought.

            (c) NO  BREACH  OF  STATUTE  OR  CONTRACT.  Except  as set  forth on
      Schedule 5.2(c),  neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions  contemplated  hereby,  nor compliance  by Seller with any of the  provisions  hereof will  violate or cause a default under any statute (domestic or foreign),  judgment, order, writ, decree, rule or regulation of any Governmental  Authority applicable to Seller or any of its  properties;  breach or  conflict  with any of the terms,  provisions  or  conditions  of the  Articles of  Incorporation  or
      By-Laws of Seller;  or  violate,  conflict  with or breach any  agreement, contract, mortgage, instrument,  indenture or license to which Seller is a party or by which  Seller is or may be bound with  respect to the Property or the  Business,  or  constitute  a default (in and of itself or with the giving of notice,  passage of time or both)  thereunder,  or result in the creation or imposition of any Encumbrance upon, or give to any other party or parties any claim,  interest or right,  including rights of termination or cancellation in, or with respect to, the Property.

            (d) SUBSIDIARIES.  Seller has no subsidiaries or equity  investments in any other corporation, association, partnership, joint venture or other entity that carries on the Business.

            (e)  FINANCIAL  STATEMENTS.  The following  financial  statements of
      Seller  (collectively,   the  "Financial  Statements"),  which  have  been
      furnished  previously to Buyer by Seller,  have been prepared from and are in accordance with the books and records of Seller in conformity with GAAP applied on a consistent basis throughout the periods involved,  and fairly present the  financial  condition of Seller as at the dates stated and the results of operations of Seller for the periods then ended:  balance sheet of Seller at December 31, 2005 and the income  statement for the year then ended, including footnotes (audited);  balance sheet of Seller at December
      31,  2006 and  income  statement  for the  period  then  ended,  including footnotes (audited);  balance sheet of Seller at March 31, 2007 and income statement for the period then ended (unaudited).

            (f) ABSENCE OF CERTAIN  CHANGES  AND EVENTS.  Except as set forth on
      Schedule  5.2(f),  since December 31, 2006 there has not been with respect to the Business:

                  (i) Any  material  adverse  change in its  operations  (as now conducted  or  as  presently  proposed  to  be  conducted),  assets,
            properties   or  rights,   prospects  or  condition   (financial  or
            otherwise);

                  (ii) Other than in the  ordinary and usual course of business, any  material  increase  in amounts  payable by Seller to or for the benefit of or  committed  to be paid by Seller to or for the benefit of any officer,  consultant,  agent or employee of Seller engaged in the Business,  in any capacity, or in any benefits granted under any bonus, stock option, profit sharing, pension,  retirement,  deferred compensation,  insurance,  or other direct or indirect  benefit plan with respect to any such person;

                  (iii) Any  material  transaction  entered  into or carried out other  than  in the  ordinary  and  usual  course  of  its  business including,  without  limitation,  any  transaction  resulting in the incurrence of liabilities or obligations;

                  (iv) Any material change made in the methods of doing business or in the  accounting  principles  or  practices  or the  method  of application of such principles or practices;

                  (v) Any Encumbrance imposed or agreed to be imposed on or with respect to the  Property  that will not be  discharged  prior to the
            Closing;

                  (vi) Any modification,  waiver,  change,  amendment,  release, rescission  or  termination  of, or  accord  and  satisfaction  with respect to any term,  condition or provision of any Contract,  other than any  satisfaction  by performance in accordance  with the terms thereof in the ordinary and usual course of its business; or

                  (vii) Any damage,  destruction or similar loss, whether or not covered by insurance, adversely affecting the Business.

            (g) LIABILITIES.  Except as set forth on Schedule 5.2(g), Seller has
      no   liability  or   obligation   of  any  nature   (whether   liquidated,
      unliquidated,  accrued, absolute,  contingent or otherwise and whether due or to become due) in respect of the Business except:

                  (i) those set forth or reflected in the  Financial  Statements that have not been paid or discharged since the date thereof;

                  (ii)  those  arising  under  agreements  or other  commitments listed on any  Schedule  hereto  including,  but not limited to, the
            Permits, Personal Property Leases and Contracts;

                  (iii)  current  liabilities  arising in the ordinary and usual course of the  Business  subsequent  to  December  31, 2006 that are accurately reflected on its books and records in a manner consistent with past practice; and

                  (iv)   ordinary   course   warranty   and  product   liability
            obligations and liabilities for product returns and allowances.

            (h) TAXES. Except as set forth on Schedule 5.2(h):

                  (i)  Seller  has duly  filed  all  federal,  state,  local and foreign tax returns and tax reports  required to be filed by it. All such  returns  and reports  are true,  correct  and  complete in all material  respects,  none of  such  returns  and  reports  has  been amended,  and all taxes,  assessments,  fees and other  governmental charges due with respect to the periods  covered by such returns and reports have been fully paid;

                  (ii)  Schedule  5.2(h) sets forth the dates and results of any and all audits of federal,  state,  local and foreign tax returns of
            Seller  performed  by  federal,   state,  local  or  foreign  taxing
            authorities.  No waivers of any  applicable  statutes of limitations are outstanding. All deficiencies proposed as a result of any audits have  been  paid or  settled.  There is no  pending  or to  Seller's
            Knowledge  threatened federal,  state, local or foreign tax audit of
            Seller and no agreement  with any federal,  state,  local or foreign tax authority  that may affect the  subsequent  tax  liabilities  of
            Seller;

                  (iii)  Seller has no  liabilities  for taxes  other than those that are not yet due and payable,  and no federal,  state,  local or foreign tax authority is now asserting or  threatening to assert any deficiency  or  assessment  for  additional  taxes  with  respect to
            Seller.

                                       10

            (i) REGISTERED  PROPRIETARY  RIGHTS.  Schedule 1.1(d) sets forth all issued  patents;  registered  URLs;  registrations  and  applications  for trademarks, service marks, and trade names; registrations and applications for  copyrights;  and all licenses,  sublicenses  or agreements in respect thereof  that Seller owns or has the right to use or to which  Seller is a party except for the off the shelf software licenses.  Except as set forth on Schedule 5.2(i),  Seller is the owner of all right,  title and interest or otherwise has valid  license  rights in and to all  Proprietary  Rights free and clear of all Encumbrances whatsoever. To the Knowledge of Seller, the Business as conducted  immediately prior to the Closing,  and the sale by Seller and  ownership  by Buyer of any of the  Property is not and will not be in  contravention  of any  patent,  trademark,  copyright  or other proprietary right of any third party.

            Except as listed on Schedule 5.2(i),  none of the Proprietary Rights has been hypothecated,  sold,  assigned or licensed by Seller to any other person,  corporation,  firm or other legal entity;  or to the Knowledge of
      Seller,  infringes  upon or  violates  the  rights  of any  person,  firm, corporation,  or other legal entity.  Except as listed on Schedule 5.2(i), and except in the  ordinary  course  pursuant  to Article 2 of the Uniform
      Commercial  Code,  to the  Knowledge  of Seller,  Seller has not given any indemnification against patent,  trademark or copyright infringement as to any equipment, materials, products, services or supplies that Seller uses, license  or sells;  there is not  pending or to the  Knowledge  of Seller, threatened  any  claim to sell,  engage  in or  employ  any such  product, process, method or operation.

            (j)  INSURANCE.  Schedule  5.2(j)  lists all  policies of  property, casualty,  liability and other forms of insurance  currently owned or held by Seller  relating to the Business and all such policies are currently in full force and effect.  Since January 1, 2005, Seller has not received any notice from any insurer thereunder with respect to the cancellation of any such insurance,  other than notice of cancellation for non-payment,  which non-payment has been cured.  All premiums due and payable on such policies have been paid or are being financed by the applicable insurer.

            (k) LITIGATION. Except as set forth on Schedule 5.2(k), there are no claims,  actions,  suits or  proceedings  pending or, to the  Knowledge of
      Seller,  threatened against or affecting Seller or any officer or director of Seller in  connection  with the  Business or the  Property,  before any federal, state, local or foreign court or Governmental  Authority.  Seller is not subject to or in default with respect to any judgment, order, writ, injunction  or decree  that is binding  upon  Seller  with  respect to the
      Business.

            (l) COMPLIANCE WITH LAWS. Except as listed on Schedule 5.2(l),

                  (i) Seller is in compliance in all material  respects with all laws, ordinances,  regulations and orders applicable to the Business and the Property  and has no notice or knowledge of any  violations,
            whether  actual,   claimed  or  alleged,   thereof.   The  foregoing
            representation shall not apply to Environmental Laws (as hereinafter defined).

                                       11

                  (ii) Seller has  complied  and is  compliance  in all material respects with all federal, state and local laws,  ordinances,  rules and regulations and other  provisions  having the force or effect of law  pertaining  to pollution  or  protection  of the  environmental matters  including,  without  limitation,  all those relating to the presence,  use, production,  generation,  handling,  transportation,
            treatment,  storage,  disposal,   distribution,   labeling,  testing
            processing,  discharge,  release,  threatened  release,  control  or cleanup of any solid waste  disposal,  toxic  substances,  hazardous substances,  hazardous materials,  hazardous waste, toxic chemicals, pollutants,  contaminants  (collectively,  "Hazardous Material") and air, water, ground or subsurface pollution and to the storage,  use, handling, transportation,  discharge, and disposal (including spills and  leaks)  of  gaseous,  liquid,  semi-solid  or  solid  materials
            (collectively,  "Environmental  Laws").  There  has  been no on site disposal or discharge by Seller of  Hazardous  Material,  chemicals, oil or solid wastes on the Real Property.

                  (iii)  Seller has not  received a  summons,  citation,  order, letter or other  oral or  written  communication  from any  federal, state or local  Governmental  Authority  regarding actual or alleged violation  by Seller  of  Environmental  Laws or a permit  issued to
            Seller pursuant to Environmental Laws (the "Environmental  Permits")
            relating to the Real Property, nor has Seller received any notice of an  administrative  investigation,  or a civil or  criminal  action, suit,  summon,  citation,  complaint,  claim,  notice of  violation, demand,  judgment,  order  or  hearing  based  on any  Environmental
            Permit,  or any Environmental Law relating to the Real Property from any Governmental Authority under any of the Environmental Laws.

                  (iv) To the Knowledge of Seller,  neither  Seller nor the Real
            Property,  in whole  or in  part,  is the  subject  of any  order or directive  of any  federal,  state or local  Governmental  Authority relating to asbestos-containing material.

                  (v) To the  Knowledge  of  Seller,  there  are no  underground storage tanks (either  regulated or unregulated),  incinerators,  or waste  treatment,  storage or disposal  units,  landfills,  disposal areas or surface impoundments on, under or within the Real Property.

                  (vi) Schedule 1.1(c) lists all franchises,  licenses, permits,
            consents,   authorizations,   approvals  and   certificates  of  any
            Governmental Authority used in conducting the Business.  Each of the
            Permits  is  currently  valid and in full  force and  effect and the
            Permits  constitute all  franchises,  licenses,  permits,  consents, authorizations,  approvals,  and  certificates  of any  Governmental
            Authority necessary to the conduct of the Business. Seller is not in violation  of any of the  Permits.  There is no  pending  or, to the
            Knowledge of Seller,  threatened proceeding that could result in the revocation or cancellation  of, or inability of Seller to renew, any
            Permit.

                                       12

            (m) BROKERS. Seller has not entered into any agreement,  arrangement or  understanding  with any party as to which Buyer may have any liability for a finder's fee,  brokerage  commission,  advisory fee or other similar payment.

            (n) EMPLOYEE BENEFIT PLANS.

                  (i) Set  forth on  Schedule  5.2(n)  is a true,  accurate  and complete list of all pension, retirement,  profit-sharing,  deferred compensation,  bonus, stock option or other incentive plan, or other employee benefit program,  arrangement,  agreement or understanding, or medical,  vision,  dental or other health plan, or life insurance or disability plan, or any other employee benefit plan as defined in
            Section 3(3) of the Employee Retirement Income Security Act of 1974,
            as amended  ("ERISA"),  (whether  or not any such  employee  benefit plans are otherwise exempt from the provisions of ERISA,  whether or
            not  legally   binding),   adopted,   established,   maintained   or
            contributed  to by Seller  or under  which it would  otherwise  be a party  or  have  liability  and  under  which  employees  or  former employees  (whether  or not retired  employees)  of Seller (or their beneficiaries)  are  eligible  to  participate  or  derive a benefit
            (collectively,   the  "Employee  Benefit  Plans").  There  shall  be
            included within the meaning of Seller,  for this purpose and for the
            purpose  of  the   representations   in  this  Section  5.2(n),  all
            "affiliates,"  whether or not  incorporated,  within the  meaning of
            Section 407(d)(7) of ERISA.

                  (ii) Full  payment has been made of all amounts that Seller is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which it is a party,  to have  paid as  contributions  to or  benefits  under  any
            Employee  Benefit Plan as of the last day of the most recent  fiscal year of such  Employee  Benefit  Plan ended  prior to the  Execution
            Date.

                  (iii)  Seller has  performed  all  obligations  required to be performed by it under the  Employee  Benefit  Plans.  Seller has not engaged in any  transaction  with  respect to the  Employee  Benefit
            Plans that would subject it or Buyer to a tax,  penalty or liability for a prohibited  transaction  under  Sections 406, 407 or 502(i) of
            ERISA  or  Section  4975  of the  Internal  Revenue  Code of 1986 as
            amended  (the  "Code"),  nor  have  Seller's  directors,   officers,
            employees  or  agents,  to  the  extent  they  or any  of  them  are fiduciaries under Title I of ERISA. Excepting only changes necessary to preserve  an  Employee  Benefit  Plan's  tax-qualified  or exempt status  under  the  Code  or to  otherwise  comply  with  applicable provisions of ERISA and the Code (and in each case effective only as of the date necessary to do so), Seller will not, and has no plan or commitment, whether formal or informal, written or oral, and whether or not legally  binding,  to modify or change any  Employee  Benefit
            Plan in any material  manner  prior to the  Closing.  Seller and any
            "administrator(s)"  (as  described in Section  3(16)(A) of ERISA) of the Employee  Benefit Plans have  complied in all material  respects with the applicable  requirements  of ERISA,  the Code and all other statutes,  orders,  rules or  regulations,  specifically  including, without  limitation,  material  compliance  with all  reporting  and disclosure  requirements  of Part 1 of Title 1 of  ERISA  and of the

                                       13

            Code in a timely and accurate manner,  and no penalties have been or will be imposed,  nor is Seller or any administrator  liable for any penalties  imposed,  under ERISA, the Code or otherwise with respect to the Employee  Benefit Plans or any related trusts.  Seller is not delinquent in the payment of any federal,  state or local taxes with
            respect  to  the  Employee  Benefit  Plans.   There  is  no  pending
            litigation,  arbitration, or disputed claim, settlement adjudication or  proceeding  with  respect to the  Employee  Benefit  Plans,  and neither  Seller  nor any  administrator  is aware of any  threatened litigation,  arbitration or disputed claim, adjudication proceeding, or any  governmental  or other  proceeding,  or  investigation  with respect  to the  Employee  Benefit  Plans  or  with  respect  to any fiduciary or administrator thereof (in their capacities as such), or any party-in-interest thereto (with respect to their relationship as such).  There is no  multiemployer  plan to which  Seller has been a party or has been required to make any contributions at any time.

                  (iv) Seller has  delivered  or caused to be delivered to Buyer true and  complete  copies of the  following,  if and to the  extent applicable  to the Business (A) all Employee  Benefit  Plans and any
            related   trust   agreements,   custodial   agreements,   investment
            management   agreements,   insurance  contracts  or  policies,   and
            administrative  service contracts,  all as in effect,  together with all amendments  thereto that will become  effective at a later date;
            (B) the  latest  Summary  Plan  Description  and  any  modifications thereto for each Employee  Benefit Plan  requiring same under ERISA;
            (C)  the  latest  Internal  Revenue  Service   determination  letter
            obtained  with respect to any such Employee  Benefit Plan  qualified under Section 401 or 501 of the Code;  (D) the Summary Annual Report
            for the current and prior  fiscal  years for each  Employee  Benefit
            Plan requiring same under ERISA;  (E) each Form 5500 and/or Form 990
            series   filing   (including   required   schedules   and  financial
            statements) for the current and prior fiscal years for each Employee
            Benefit  Plan  required  to file such form;  and (F) the most recent actuarial  evaluation,  analysis or other report issued with respect to any  Employee  Benefit  Plan.  From the  date of the most  recent actuarial  evaluation to the Closing, for each defined benefit plan, there has been no increase in the unfunded actuarial liability under any  such  defined  benefit  plan,  assuming  the  years of the same
            actuarial   assumptions  as  used  in  the  most  recent  applicable
            actuarial  evaluation.  Neither  Seller  nor any  officer,  employee representative  or  agent  thereof,  has made  any  written  or oral representations  or statements  to any current or former  employees, dependents, participants or beneficiaries or other persons which are inconsistent  in any material  manner with the  provisions  of these documents.

                  (v) With respect to any of Seller's employee welfare plans (as defined  in  Section  3(1) of ERISA  and  including  those  Employee
            Benefits  Plans that qualify as such) that are "group  health plans"
            under Section 162(k) or Section 4980B of the Code and Section 607(1)
            of  ERISA  and  related   regulations   (relating   to  the  benefit
            continuation  rights  imposed  by  COBRA),  there  has  been  timely compliance in all material  respects with all  requirements  imposed thereunder, as and when applicable to such plans, so that Seller has no (and will not  incur  any)  loss,  assessment,  penalty,  loss of

                                       14

            federal income tax deduction or other  sanction,  arising on account of or in respect of any  failure  to comply  with any COBRA  benefit continuation  requirement,  that is  capable  of being  assessed  or asserted  directly or indirectly  against Seller or against Buyer or any of its subsidiaries or other member of Buyer's corporate control group, with respect to any such plan.

            (o) LABOR MATTERS. Seller has not received any notice from any labor union or  group  that it  represents  or  intends  to  represent  Seller's
      employees.   Seller  has  complied  in  all  material  respects  with  all applicable laws affecting employment and employment  practices,  terms and conditions of employment and wages and hours.  Seller has not received any notice  of and  there is no  complaint  alleging  unfair  labor  practices against Seller pending,  or to the Knowledge of Seller,  threatened before the National  Labor  Relations  Board or any other  charges or  complaints pending,  or to the  Knowledge  of  Seller,  threatened  before  the Equal
      Employment  Opportunity  Commission,  any  state  or  local  Human  Rights
      Commission or any other state or local agency against Seller in respect of labor or employment  matters.  Except as set forth on Schedule 5.2(o),  no labor  strike,  material  dispute,  slowdown or stoppage has occurred with respect  to  Seller's  employees  and there is no labor  strike,  material dispute,  slowdown or stoppage pending or to Seller's Knowledge threatened with respect to Seller's employees. Schedule 5.2(o) sets forth all pending grievances or arbitration proceedings against Seller relating to labor and employee matters.

            (p) TITLE TO PROPERTY.  (a) Seller has good and marketable  title to all  Property  owned by it and valid  leasehold  interests in all Property leased  by it in the  operation  of the  Business,  free and  clear of all
      Encumbrances,  except as listed on Schedule  5.2(p) hereto,  and excluding
      (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind that are not yet  delinquent  or are being  contested  in good faith by appropriate  proceedings that suspend the collection  thereof; or
      (ii) liens for mechanics,  materialmen,  laborers, employees, suppliers or others that are not yet delinquent or are being contested in good faith by appropriate proceedings. All of such owned or leased Property is listed on
      Schedule  5.2(p)  hereto.  Seller  is not in  violation  of any  covenant, condition,  restriction,  easement,  agreement, order or regulation of any
      Governmental  Authority  having  jurisdiction  over any such Property that affects such Property or the use thereof.

            Except as listed on Schedule  5.2(p),  no financing  statement under the Uniform  Commercial  Code or similar  law naming  Seller as debtor has been filed in any  jurisdiction in respect of the Property,  and Seller is not  a  party  to  or  bound  under  any  agreement  or  legal  obligation authorizing any party to file any such financing statement.

            Schedule  1.1(a)  contains  a  complete  and  accurate  list  of all machinery,  equipment,  tooling,  parts,  furniture,  supplies  and  other tangible  personal  property owned or used by Seller in the conduct of the
      Business.

            (q) CONTRACTS AND COMMITMENTS.  Schedules 1.1(e) and 1.1(f) list all
      Personal  Property  Leases and  Contracts.  Each of the Personal  Property
      Leases and the  Contracts is valid and  binding,  in full force and effect and  enforceable in accordance with its respective  provisions.  Except as

                                       15

      set forth on Schedule 5.2(q), Seller has not assigned, mortgaged, pledged, encumbered,  or otherwise hypothecated any of its right, title or interest under the Personal  Property Leases or the Contracts.  Except as set forth on Schedule  5.2(q),  neither Seller nor, to the Knowledge of Seller,  any other party thereto is in material violation of, in default in respect of, nor, to  Knowledge  of Seller,  has there  occurred an event or  condition which,  with the  passage  of time or giving of notice  (or  both),  would constitute  a material  violation  or a default of any  Personal  Property
      Lease or Contract. No notice has been received by Seller claiming any such default by Seller or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate any Personal Property Lease or Contract.

            (r) ACCOUNTS  RECEIVABLE.  All Receivables  included in the Property are  subsisting;  arose in the ordinary and usual course of the  Business;
      and are not and will not be subject to any  Encumbrance.  Since January 1,
      2007,  except as set forth on Schedule  5.2(r),  no customers of Seller in respect of the Business have notified Seller,  orally or in writing,  that they  intend to return any  products,  or assert any right to a  discount, allowance or chargeback with respect to any products.

            (s)  INVENTORY.  Except as set forth on Schedule  5.2(s),  inventory reflected  on  the  Financial  Statements  as  of  the  date  thereof  was determined in accordance with GAAP  consistently  applied,  stated,  on an aggregate  basis,  at the lower of cost (based on the  last-in,  first-out method)  or market  value and  consists  solely of  merchandise  usable or salable in the  ordinary  course of  business at not less than gross cost.
      The inventory conforms to customary trade standards for marketable goods.

            (t) OFFICERS, EMPLOYEES AND COMPENSATION. Schedule 5.2(t) lists each salaried  employee of Seller employed by or engaged in connection with the
      Business  during the period  January 1, 2005 through the  Execution  Date.
      Schedule 5.2(t) also lists and describes as of December 31, 2006, the base salary,  fringe  benefits and  perquisites of each such employee of Seller whose total current base salary exceeds or exceeded in any of the last two years $25,000  annually and the severance amount payable by Seller to each employee of Seller  employed in the Business upon the  termination of such employee's  employment by Seller immediately prior to the Closing pursuant to Section 6.12 (the "Employee Severance  Payments").  Except as disclosed on  Schedule  5.2(t),  there are no other  forms of  compensation  paid by
      Seller to any such  employee.  There has been no material  increase  since
      December 31, 2006 in the rate of  compensation  or other  benefits paid to any such  employee.  No  shareholder  or director or any person related to such person by blood or marriage  holds any position or office with or has any material  financial  interest,  direct or indirect,  in any  supplier, customer or account  of, or other  outside  business  that has had or will have  material  transactions  with  Seller.  Seller has no  agreements  or understandings  with any  officer,  employee or  representative  of Seller employed or engaged in the Business  that would  influence any such person not to become  associated  with Buyer from and after the Execution Date or from serving Buyer in a capacity similar to the capacity currently held.

            (u) BOOKS OF ACCOUNT; RECORDS. The general ledgers, books of account and other  records of Seller in respect of the  Business  are complete and correct in all material respects,  have been maintained in accordance with

                                       16

      good   business   practices   and  the  matters   contained   therein  are
      appropriately and accurately reflected in the Financial Statements.

            SECTION  5.3.  EFFECT  OF  DISCLOSURES  ON  SCHEDULES.   Information
disclosed  by Seller on any  Schedule  to this  Agreement  shall be deemed to be disclosed on any other Schedule to this  Agreement as to which such  information would be reasonably applicable.

            SECTION  5.4.  DISCLAIMER  OF  OTHER  WARRANTIES.   Except  for  the
representations  and warranties set forth in this Agreement and in the documents and  instruments  delivered  in  accordance  with the  terms of this  Agreement,
Seller,  nor any  person  acting  on its  behalf,  makes any  representation  or warranty  relating  to Seller,  the  Business  or the  Property.  Seller  hereby disclaims  any  implied  warranty  with  respect  to it,  the  Business  and the
Property, including, without limitation, any implied warranty of merchantability or fitness for a particular purpose.

            SECTION 5.5.  CLOSING DATE EFFECT.  All of the  representations  and warranties  of Seller are true and  correct  as of the date  hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such  representations  and  warranties  were  made by Buyer to  Seller on the
Closing Date.

                              ARTICLE VI. COVENANTS

            SECTION 6.1.  COVENANT  AGAINST  DISCLOSURE.  Other than to Seller's officers, directors,  accountants, legal advisors or other such advisors, Seller shall not (a) disclose to any person,  association,  firm,  corporation or other entity (other than Buyer or those designated in writing by Buyer) in any manner, directly or  indirectly,  any  confidential  information or data relevant to the
Business,  whether of a technical or commercial nature, or (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity  (other than Buyer or those  designated  in writing by Buyer) to use,  in any manner,  directly  or  indirectly,  any such  information  or data, excepting only use of such data or information as is at the time generally known to the public  and that did not become  generally  known  through  any breach by
Seller of any  provision  of this Section 6.1 and data and  information  that is disclosed  pursuant  to  applicable  law or to enforce  the  provisions  of this
Agreement.  The  foregoing  provision  shall not limit or prevent  disclosure by
Seller's parent corporation in order to comply with applicable provisions of the
Federal securities laws.

            SECTION 6.2.  COVENANT  AGAINST  COMPETITION.  For a period of three years after the Closing Date Seller shall not, directly or indirectly, engage in any business activity that competes with the Business.

            SECTION 6.3. INJUNCTIVE RELIEF.  Seller acknowledges and agrees that
Buyer's  remedy  at law for any  breach  of any of  Seller's  obligations  under
Section 6.1 or 6.2 hereof  would be  inadequate,  and agrees and  consents  that temporary and permanent  injunctive  relief may be granted in a proceeding  that may be brought to enforce  any  provision  of  Section  6.1 or 6.2  without  the necessity of proof of actual damage.

            SECTION 6.4. ACCESS TO RECORDS. For a period of five years after the
Execution  Date (i) Seller shall  preserve  those of Seller's  books and records

                                       17

relating to the Business as are not delivered to Buyer  hereunder and shall make available  to Buyer  for  inspection  and  copying  such  books and  records  as reasonably  required  by  Buyer  for all  purposes  reasonably  related  to this
Agreement or any of the documents and  instruments  delivered in accordance with its terms;  and (ii) Buyer shall preserve those of Seller's books and records as are  delivered  to Buyer  hereunder  and shall  make  available  to  Seller  for inspection and copying such books and records as reasonably required by them for all purposes  reasonably  related to this  Agreement or any of the documents and instruments delivered in accordance with its terms.

            SECTION  6.5. TRANSITION   OF   CUSTOMERS.   Seller  shall  use  its
reasonable commercial efforts to insure the smooth transfer from Seller to Buyer of all of Seller's present customers who, prior to the Execution Date, purchased the  products  of the  Business.  Seller  shall  not be  required  to  make  any expenditures in furtherance of the foregoing undertaking.

            SECTION 6.6.  OPERATE BUSINESS IN THE ORDINARY  COURSE.  Between the
date hereof and the Closing Date,  Seller shall operate its Business only in the ordinary course consistent with past practices.

            SECTION 6.7.  CERTAIN  NEGATIVE  COVENANTS.  Except as  specifically contemplated by this Agreement, until the Closing Date, Seller shall not without
Buyer's prior written consent:

            (a) make any capital expenditure;

            (b)  liquidate,  sell,  dispose of, or encumber any Property,  other than  the sale of  spare  parts on  normal  terms  and  conditions  in the ordinary and usual course of the Business; or

            (c)  enter   into  any   negotiations   with  any  third   party  in
      contemplation  of  agreements  to sell any  Property  to or to perform any service for such third party;

            SECTION 6.8.  UPDATE  DISCLOSURE.  From and after the Execution Date until the Closing  Date,  Seller and Buyer shall  update each other on a regular basis by written  notice to the other  party to reflect  any  matters  that have occurred  from and after the  Execution  Date,  that if existed on the Execution
Date,  would have been required to be described under this Agreement.  After the execution of this  Agreement but prior to the Closing,  Seller shall (i) provide
Buyer with the individual customer names related to the Receivables disclosed on
Schedule 1.1(b) hereof (as updated pursuant to Section  7.1(g)),  (ii) conduct a physical  count of the  Inventory  listed on Schedule  1.1(g) hereof (as updated pursuant to Section  7.1(g))  and  provide the results of such count,  including individual  part numbers,  to Buyer and (iii) provide Buyer with the  individual customer  names related to the customer  deposits  disclosed on Schedule  2.1(b)
hereof (as updated pursuant to Section 7.1(g)).

            SECTION 6.9.  SEVERABILITY.  With  respect to any  provision of this
Article  VI  finally  determined  by a court  of  competent  jurisdiction  to be unenforceable,  such court shall have  jurisdiction  to reform such provision so that it is enforceable  to the maximum extent  permitted by law, and the parties shall abide by such court's  determination.  In the event that any  provision of this Article VI cannot be reformed, such provision shall be deemed to be severed from this  Agreement,  but every other provision of Article VI of this Agreement shall remain in full force and effect.

                                       18

            SECTION 6.10.  FURTHER ASSURANCES.  On and after the Execution Date,
Seller shall prepare,  execute and deliver,  at Seller's  expense,  such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further  action as Buyer's  counsel  shall  reasonably request  at any  time or from  time to time in  order  to  perfect,  confirm  or evidence in Buyer title to all or any part of the Property or to consummate,  in any other manner,  the terms and conditions of this Agreement.  On and after the
Execution Date,  Buyer shall prepare,  execute and deliver,  at Buyer's expense, such  further  instruments,  and shall  take or cause to be taken  such other or further action as Seller's counsel shall reasonably  request at any time or from time to time in order to confirm or evidence  Buyer's  assumption of the Assumed
Liabilities or to consummate,  in any other manner,  the terms and conditions of this Agreement.

            SECTION  6.11. ANNOUNCEMENTS.  Except as  required  by law,  neither party to this  Agreement  shall  issue any  press  releases  or make any  public announcements  with respect to this Agreement or the  transactions  contemplated hereby  without the written  consent of the other party  hereto,  which  consent shall not be  unreasonably  withheld  or  delayed.  Prior to  issuing  any press release or making any public announcements,  the disclosing party shall give the other party a copy of the text of their  proposed  disclosure  and a  reasonable opportunity  to comment on it.  Subject to the  obligations  of Seller's  parent company under  applicable  securities laws, Buyer and Seller shall jointly agree on  the  press  release  or  other  public  announcement  with  respect  to  the transactions  contemplated by this Agreement which will be disseminated promptly following the execution and delivery hereof.

            SECTION 6.12.  EMPLOYEES   OF  SELLER.   Seller   shall  retain  and
discharge when due all liabilities  and obligations to its employees,  including but not limited to,  liabilities and obligations with respect to wages,  salary, termination pay, severance pay, sick pay, vacation pay,  unemployment  benefits, pension or welfare  benefits to which such  employees  are entitled by virtue of their  employment  by Seller  or  termination  of their  employment  by  Seller.
Immediately  prior to Closing,  Seller shall  terminate the employment of all of its employees.  Immediately after the Closing,  Seller shall apply the Severance
Contribution received from Buyer pursuant to Section 3.1 above to discharge,  in part, the Employee Severance Payments and Seller shall be solely responsible for the  payment of the  balance of the  Employee  Severance  Payments to its former employees.

                         ARTICLE VII. CLOSING DELIVERIES

            SECTION 7.1.   DELIVERIES  BY SELLER.  Seller shall deliver to Buyer
at Closing the following:

            (a) An executed  counterpart of the General  Conveyance,  Assignment and Bill of Sale conveying,  selling,  transferring and assigning to Buyer title to all of the Property,  free and clear of all Encumbrances,  in the form of Exhibit B hereto.

            (b) Executed  counterparts  of  Assignments  and  Assumptions of the
      Permits,  the Personal Property Leases and the Contracts which include the written  consents  of all parties (in  particular  the  consents of Emhart
      Glass  S.A.  and The  Eldrid  Company,  Inc.)  necessary  in order to duly transfer  all of  Seller's  rights  thereunder  to  Buyer,  in the form of
      Exhibit C hereto (the "Assignments and Assumptions").

                                       19

            (c) An executed  counterpart  of the  Assignment of the  Proprietary
      Rights  conveying,  transferring  and assigning to Buyer,  all of Seller's right, title and interest in and to the Proprietary Rights, free and clear of all Encumbrances, in the form of Exhibit D hereto.

            (d)  Resolutions  of the Board of Directors and sole  shareholder of
      Seller  adopted at meetings or by consent  authorizing  the  execution and
      delivery  of  this  Agreement  by  Seller  and  the   performance  of  its
      obligations hereunder, certified by the Secretary of Seller.

            (e) A certificate of the Secretary of State of South Dakota dated as of a recent date as to the good standing of Seller in such state.

            (f)  An  executed   counterpart   of  the   Certificate  of  Assumed
      Liabilities in the form of Exhibit E hereto (the  "Certificate  of Assumed
      Liabilities").

            (g) Updated versions of Schedules 1.1(a),  1.1(b),  1.1(c),  1.1(d),
      1.1(e),   1.1(f),  1.1(g),  1.1(h),  2.1(a),  2.2(b),  2.2(c)  and  2.2(d)
      reflecting  the  information  required  to be set forth  therein as of the
      Business Day immediately prior to the Closing Date.

            (h) A  certificate  of the Secretary of State of Indiana dated as of the a recent date as to the good  standing of The LGL Group,  Inc. in such state.

            (i) An  executed  counterpart  of the  Lease in favor of Buyer  with respect to the Real Property in the form of Exhibit F hereto (the "Lease")
      which will have a term of up to six months  from  Closing;  provide for no payment  by Buyer to Seller  other  than a pro rata  share of real  estate taxes and  insurance  costs based upon portion  occupied;  and will permit
      Seller to market and show  premises  to  potential  purchasers  during the term.

            (j) Such other separate  bills of sale,  assignments or documents of transfer that Buyer may reasonably  deem necessary or appropriate in order to perfect, confirm or evidence title to all or any part of the Property.

            SECTION 7.2.   DELIVERIES BY BUYER. Buyer shall deliver to Seller at
Closing the following:

            (a) Payment of the Closing Payment.

            (b) Executed counterparts of the Assignments and Assumptions.

            (c)  Resolutions of the Board of Directors of Buyer  authorizing the execution and delivery of this  Agreement by Buyer and the  performance of its obligations hereunder, certified by the Secretary of Buyer.

            (d)  An  executed   counterpart   of  the   Certificate  of  Assumed
      Liabilities.

            (e) An executed counterpart of the Lease.

                                       20

            (f) Such other separate  instruments  of assumption  that Seller may reasonably  deem  necessary or appropriate in order to confirm or evidence
      Buyer's assumption of the Assumed Liabilities.

                  ARTICLE VIII. CONDITIONS PRECEDENT TO CLOSING

            SECTION 8.1.  CONDITIONS  TO  OBLIGATION OF EACH PARTY TO EFFECT THE
TRANSACTION.  The respective obligations of Seller and Buyer, as applicable,  to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) NO  ORDER.  No  federal  or  state  governmental  or  regulatory authority  or other  agency or  commission,  or federal or state  court of competent jurisdiction, shall have enacted, issued, promulgated,  enforced or  entered  any  statute,  rule,  regulation,  executive  order,  decree, injunction or other order  (whether  temporary,  preliminary or permanent)
      that has the effect of restricting in any material respect,  preventing or
      prohibiting   consummation  of  the  transactions   contemplated  by  this
      Agreement.

            (b) NO CHALLENGE. There shall not be a pending action, proceeding or investigation before any court or administrative agency or by a government
      agency  (i)   challenging  or  seeking  damages  in  connection  with  the transactions  contemplated  by this Agreement or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by
      Buyer of all or any portion of the  Business or  Property,  that in either case would reasonably be expected to have a Material Adverse Effect.

            SECTION 8.2.  ADDITIONAL  CONDITIONS TO  OBLIGATIONS  OF BUYER.  The
obligations of Buyer to effect the  transactions  contemplated by this Agreement are also subject to the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES.  Each of the representations and
      warranties  of  Seller  in  this   Agreement  that  are  qualified  as  to
      materiality shall be true and correct, and those not so qualified shall be true and correct in all material  respects,  without  giving effect to any update or notice to Buyer,  as of the  Execution  Date and  (except to the extent such  representations  and warranties speak as of a certain date or period and except as permitted or  contemplated  by this  Agreement) as of the Closing Date as though made on and as of the Closing Date.

            (b)  AGREEMENTS  AND  COVENANTS.  Seller  shall  have  performed  or complied  in all  material  respects  with all  agreements  and  covenants required by this  Agreement to be  performed or complied  with by it on or prior to Closing Date.

            (c) NO MATERIAL  ADVERSE  EFFECT.  Since the Execution  Date,  there shall not have been any  change in the  financial  condition,  results  of
      operations   Business  or  Property,   taken  as  a  whole,  which  either
      individually or in the aggregate,  would  reasonably be expected to have a
      Material Adverse Effect.

                                       21

            (d) OFFICER'S  CERTIFICATE.  Buyer shall have received a certificate of the Chief  Executive  Officer of Seller with respect to the  conditions set forth in Sections 8.2(a), (b) and (c).

            (e) AUDITED 2006 FINANCIAL  STATEMENTS.  Buyer shall have received a copy of the  audited  balance  sheet of Seller at  December  31,  2006 and
      Seller's  income  statement  for the period then ended,  together with the
      audit  report  of  Seller's   auditors  with  respect  to  such  financial
      statements.

            SECTION 8.3.  ADDITIONAL  CONDITIONS TO OBLIGATIONS  OF Seller.  The
obligations of Seller to effect the transactions  contemplated by this Agreement are also subject to the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES.  Each of the representations and warranties of Buyer in this Agreement that are qualified as to materiality shall be true and correct,  and those not so  qualified  shall be true and correct in all material  respects,  without giving effect to any update or notice to Seller,  as of the Execution Date and (except to the extent such representations  and  warranties  speak as of a certain date or period and except as permitted or  contemplated  by this Agreement) as of the Closing
      Date as though made on and as of the Closing Date.

            (b) AGREEMENTS AND COVENANTS. Buyer shall have performed or complied in all material  respects with all  agreements  and covenants  required by this  Agreement  to be  performed  or  complied  with by it on or prior to
      Closing Date.

            (c) OFFICER'S CERTIFICATE.  Seller shall have received a certificate of the Chief Executive Officer of Buyer with respect to the conditions set forth in Sections 8.3(a) and (b).

                  ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER

            SECTION 9.1.  TERMINATION.  This  Agreement  may  be  terminated  as provided below:

            (a) by mutual written consent of Buyer and Seller;

            (b) Buyer may terminate  this  Agreement by giving written notice to
      Seller at any time prior to the Closing if Seller is in material breach of any  representation,  warranty,  or covenant  contained in this  Agreement provided  that:  (i) Buyer has  notified  Seller of the  breach,  (ii) the breach has  continued  without cure for a period of thirty (30) days after
      Buyer notified Seller, or by its nature,  the breach cannot be cured prior
      to  the   Closing   Date  and  (iii)   Buyer  is  not  in  breach  of  any
      representation, warranty, or covenant contained in this Agreement.

            (c) Seller may terminate  this Agreement by giving written notice to
      Buyer at any time prior to the Closing if Buyer is in  material  breach of any  representation,  warranty,  or covenant  contained in this  Agreement provided  that:  (i) Seller has  notified  Buyer of the  breach,  (ii) the

                                       22

      breach has  continued  without cure for a period of thirty (30) days after
      Seller notified Buyer, or by its nature,  the breach cannot be cured prior
      to  the  Closing   Date  and  (iii)   Seller  is  not  in  breach  of  any
      representation, warranty, or covenant contained in this Agreement.

            (d) by either Buyer or Seller if any permanent injunction preventing
      the   consummation   of  the  purchase  and  sale  has  become  final  and
      nonappealable;

            (e) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate  this Agreement to  comply  in all  material  respects  with its  obligations  under  this
      Agreement) on or before June 8, 2007;

            (f) by  Buyer  if any of the  conditions  in  Sections  8.1  and 8.2 applicable  to it have not been  satisfied  as of the  Closing  Date or if satisfaction  of such a  condition  is or becomes  impossible  (other than through  the failure of Buyer to comply  with its  obligations  under this
      Agreement)  and Buyer  has not  waived  such  condition  on or before  the
      Closing Date; or

            (g) by Seller,  if any of the conditions in Article Sections 8.1 and
      8.3  applicable  to it have not be  satisfied as of the Closing Date or if satisfaction  of such a  condition  is or becomes  impossible  (other than through the failure of Seller to comply  with its  obligations  under this
      Agreement)  and  Seller  has not waived  such  condition  on or before the
      Closing Date.

            SECTION 9.2.  EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and,  subject to the provisions of the Escrow Agreement with respect to the
Deposit, all rights and obligations of any party shall cease except that nothing herein shall relieve any party from  liability for any breach of this  Agreement or any  representation,  warranty,  covenant  or  agreement  contained  in  this
Agreement or shall restrict either party's rights in the case thereof.

            SECTION  9.3. WAIVER.  At any time prior to the  Closing  Date,  the parties may (i) extend the time for the performance of any of the obligations or
other  acts  of  the  other   party,   (ii)  waive  any   inaccuracies   in  the
representations  and warranties  contained  herein or in any document  delivered pursuant  hereto  and  (iii)  waive  compliance  with any of the  agreements  or conditions contained herein. Any such extension or waiver shall be valid only if set forth in a written  instrument  signed  on  behalf of such  party,  but such extension,  waiver or failure to insist on strict compliance with an obligation, covenant,  agreement or condition  shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                           ARTICLE X. INDEMNIFICATION

            SECTION 10.1. SURVIVAL   OF    REPRESENTATIONS,    WARRANTIES    AND
AGREEMENTS.

            Subject  to  the  limitations  set  forth  in  this  Article  X  and notwithstanding  any investigation  conducted at any time with regard thereto by or on behalf of Buyer or Seller, all representations,  warranties, covenants and agreements of Buyer and Seller in this Agreement shall survive the Closing.  All statements  contained  in  any  Schedule  or  Exhibit  hereto  shall  be  deemed

                                       23

representations and warranties of Buyer or Seller, as the case may be, set forth in this Agreement for the purposes of this Article.

            SECTION 10.2. INDEMNIFICATION.

            (a) Subject to the  limitations  set forth in this Article X, Seller shall  indemnify  and hold  harmless  Buyer from and  against  any and all losses,  liabilities,  damages, demands, claims, suits, actions, judgments or causes of action,  assessments,  costs and expenses including,  without limitation,  interest, penalties,  reasonable attorneys' fees, any and all reasonable  expenses  incurred in  investigating,  preparing  or defending against any litigation,  commenced or threatened, or any claim whatsoever, and any and all  amounts  paid in  settlement  of any claim or  litigation
      (collectively,  "Damages"),  asserted against, resulting to, imposed upon, or incurred or suffered by Buyer,  directly or indirectly,  as a result of or arising from the following  (individually an "Indemnifiable  Claim" and collectively  "Indemnifiable  Claims" when used in the context of Buyer as the Indemnified Party (as hereinafter defined)):

                  (i) Any inaccuracy in or breach of any of the representations, warranties  or  agreements  made in this  Agreement by Seller or the non-performance  of any  covenant or  obligation  to be performed by
            Seller;

                  (ii) Any Excluded  Liability or other  liability  imposed upon
            Buyer as  transferee  of the  Business  or the  Property,  including without limitation,  any such liability as may be imposed upon Buyer under  applicable  bulk sales and other  similar  laws, or otherwise relating to the conduct of the Business  prior to the Closing  Date, except  to the  extent  such  liability  has been  assumed  by Buyer pursuant to Article II hereof;

                  (iii)  Seller's  failure to comply with the bulk transfer laws of any state or its  misapplication  of the proceeds of the Purchase
            Price of the Property in fraud of its creditors.

            (b) Subject to the  limitations  set forth in this  Article X, Buyer shall  indemnify  and hold  harmless  Seller  from and against any and all
      Damages  asserted  against,  resulting  to,  imposed  upon, or incurred or suffered by Seller, directly or indirectly, as a result of or arising from the following:

                  (i) Any inaccuracy in or breach of any of the representations, warranties  or  agreements  made by Buyer in this  Agreement  or the non-performance  of any  covenant or  obligation  to be performed by
            Buyer;

                  (ii) Any liability  imposed upon Seller as a result of Buyer's conduct of the Business after the Closing Date; or

                  (iii) The  nonperformance or nonpayment by Buyer of any of the
            Assumed Liabilities.

                                       24

            (c) For  purposes of this  Article X, all Damages  shall be computed net of any  insurance  coverage  with  respect  thereto  that  reduces the
      Damages that would otherwise be sustained;  provided, however, that in all cases,  the timing of the receipt or  realization  of  insurance  proceeds shall be taken into  account in  determining  the amount of  reduction  of
      Damages.

            (d)  Notwithstanding  anything  to the  contrary  contained  in this
      Agreement, in no event shall any party hereto have any liability hereunder to any other  party  hereto  for  consequential,  indirect  or  incidental damages of any kind or nature or lost profits.

            (e) If Buyer has Knowledge at or before the Closing of any breach or non-fulfillment  of a  representation,  warranty,  covenant  or  agreement herein by  Seller,  and Buyer  nevertheless  proceeds  to  consummate  the transaction  contemplated  hereby, then without further act on the part of any party hereto,  Buyer shall be deemed to have waived its rights to such indemnification  with respect to such breach or  non-fulfillment  (but not without respect to any other breach or non-fulfillment).

            SECTION 10.3. LIMITATIONS    ON    INDEMNIFICATION.     Rights    to
indemnification hereunder are subject to the following limitations:

            (a) As to Seller and Buyer,  the  obligation  of indemnity  provided herein with respect to the  representations  and  warranties  made by them herein  shall  survive the Closing  Date and shall  continue  for a period equal  to 18  months  following  the  Closing  Date  at  which  time  such representations  and  warranties  shall  expire and become  null and void, except as to any matters with  respect to which a bona fide written  claim shall have been made  before  such date,  in which  event  survival  shall continue (but only with respect to, and to the extent of, such claim).

            (b) An  Indemnified  Party  shall  be  entitled  to  indemnification hereunder  with  respect  to a  breach  by the  Indemnifying  Party of any representation  or  warranty  only to the  extent  that the  amount of all
      Damages suffered by the Indemnified Party as a result of the breach by the
      Indemnifying Party of one or more  representations  and warranties exceeds in the aggregate $50,000,  whereupon all amounts in excess of an aggregate of $50,000 shall be subject to indemnification. In no event shall Buyer be entitled to indemnification hereunder with respect to one or more breaches by the Seller of its  representations or warranties in an aggregate amount that exceeds the Purchase Price.

            (c) As to Seller and Buyer,  the  obligation  to indemnify  provided herein with respect to any matter other than a representation and warranty made by them herein shall survive the Closing Date until the expiration of the applicable statute of limitations.

            (d) If, prior to the  termination  of any obligation to indemnify as provided for herein,  written  notice of a claimed  breach is given by the party seeking indemnification  including in detail the basis therefor (the
      "Indemnified Party") to the party from whom indemnification is sought (the
      "Indemnifying  Party") or a suit or action based upon a claimed  breach is commenced  against the Indemnified  Party, the Indemnified Party shall not be precluded from pursuing such claimed breach or suit or action,  or from

                                       25

      recovering  from the  Indemnifying  Party  (whether  through the courts or otherwise)  on the  claim,  suit or action,  by reason of the  termination otherwise provided for above.

            (e) The right of any party  hereto to  commence or assert an action, suit,  claim or  proceeding  for  Damages  in  respect  of the breach of a representation  or warranty  contained  herein shall terminate at the same time that the obligation of  indemnification  provided herein with respect to such breach shall terminate.

            (f)  Notwithstanding  anything  contained  in this  Agreement to the contrary,  the  parties  hereto  acknowledge  and  agree  that,  except as hereinafter  provided,  the  indemnification  set forth in this Article X, subject to the limitations  contained in this Article X, shall be the sole and exclusive  remedy of the  Indemnified  Party for any breach,  default, inaccuracy or failure of any of the  representations and warranties of the
      Indemnifying  Party  contained in this  Agreement  and in any document and instrument delivered in connection herewith,  whether based upon contract, tort or upon any other theory of law.  The  preceding  sentence  shall not affect the availability to Buyer of equitable  remedies in respect of this
      Agreement and the transactions  contemplated  hereby,  including,  without limitation,  the  remedies of  injunction  and  specific  performance,  or remedies  in respect of fraud by Seller that may  hereafter  be alleged by
      Buyer.

            (g) Notwithstanding anything else contained in this Agreement to the contrary,  the sum of  $250,000,  constituting  the portion of the Deposit remaining  after the partial  release  contemplated by Section 3(a) of the
      Escrow Agreement shall be the sole source for  reimbursement to Buyer with respect to any Receivables  that are not collected in full by Buyer within
      90 days after the Closing Date.

            SECTION 10.4. PROCEDURE   FOR   INDEMNIFICATION   WITH   RESPECT  TO
THIRD-PARTY CLAIMS.

            The  Indemnified  Party  shall give the  Indemnifying  Party  prompt written notice of any third party claim, demand, assessment,  suit or proceeding to which the  indemnity  set forth in Section 10.2  applies,  which notice to be effective  must describe such claim in reasonable  detail (the  "Indemnification
Notice").  Notwithstanding  the foregoing,  the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing and the rights of the  Indemnified  Party to be  indemnified  hereunder  in respect  of any third  party  claim  shall not be adversely  affected  by its failure to give  notice  pursuant  to the  foregoing unless and, if so, only to the extent that, the Indemnifying Party is materially prejudiced  thereby.  The Indemnifying Party shall have the right to control the defense or settlement  of any such action  subject to the  provisions  set forth below,  but the  Indemnified  Party may,  at its  election,  participate  in the defense of any action or  proceeding  at its sole cost and  expense.  Should the
Indemnifying  Party fail  timely to defend any such  action  (except for failure
resulting   from  the   Indemnified   Party's   failure   to  timely   give  the
Indemnification  Notice), then, in addition to any other remedy, the Indemnified
Party may settle or defend such action or proceeding  through counsel of its own choosing  and may  recover  from  the  Indemnifying  Party  the  amount  of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel.

                                       26

            SECTION 10.5. PROCEDURE   FOR   INDEMNIFICATION   WITH   RESPECT  TO
NON-THIRD-PARTY  CLAIMS.  In the event that the  Indemnified  Party  asserts the existence of an  Indemnifiable  Claim (but excluding  claims  resulting from the assertion of liability by third parties), it shall give prompt written notice to the Indemnifying  Party specifying in reasonable  detail and to the extent known to it the nature and amount of the claim  asserted (the  "Non-Third  Party Claim
Indemnification  Notice").  If the Indemnifying  Party,  within 30 days (or such greater time as may be necessary for the Indemnifying  Party to investigate such
Indemnifiable  Claim not to exceed 60 days), after receiving the Non-Third Party
Claim Indemnification  Notice from the Indemnified Party, shall not give written notice to the Indemnified  Party announcing its intent to contest such assertion of the Indemnified Party (the "Contest Notice"),  such assertion shall be deemed accepted  and the amount of claim shall be deemed a valid  Indemnifiable  Claim.
During the time  period set forth in the  preceding  sentence,  the  Indemnified
Party  shall  cooperate  fully  with the  Indemnifying  Party in respect of such
Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the  assertion of a claim by giving a Contest  Notice to the  Indemnified  Party within said period,  then if the parties  hereto,  acting in good faith,  cannot reach  agreement  with  respect to such claim  within 10 days after such notice, such parties may seek any remedy available thereto at law or in equity.

            SECTION 10.6. COOPERATION  IN THE  DEFENSE OF  CLAIMS.  In the event that  an  Indemnifiable  Claim  is  asserted,  the  Indemnifying  Party  and the
Indemnified  Party shall each  cooperate  in all  reasonable  respects  with the other.  Such  cooperation  shall include making  available on reasonable  notice during normal business hours at the cost of the Indemnifying Party such business records as relate to the  Business  and the  transactions  contemplated  by this
Agreement and suitable personnel with knowledge of the foregoing.

                      ARTICLE XI. MISCELLANEOUS PROVISIONS

            SECTION 11.1. NOTICES. All notices and other communications required or permitted  under this  Agreement  shall be deemed to have been duly given and made if in writing and if served  either by  personal  delivery to the party for whom  intended  (which  shall  include  delivery  by Federal  Express or similar
responsible   overnight   service)   when  received  or  if  sent  by  facsimile
transmission,  with a copy by  personal  delivery,  Federal  Express  or similar responsible  overnight service) on the same day, when transmitted and receipt is confirmed by telephone, bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

      If to Seller:     c/o The LGL Group, Inc.
                        140 Greenwich Avenue, 4th Floor
                        Greenwich, Connecticut 06830
                        Attention: Chief Executive Officer
                        Facsimile No.: (203) 622-1360

      with a copy to:   Olshan Grundman Frome Rosenzweig & Wolosky LLP
                        Park Avenue Tower
                        65 East 55th Street
                        New York, New York 10022
                        Attention: David J. Adler, Esq.
                        Facsimile No.: (212) 451-2222

                                       27

      If to Buyer:      Olivotto Glass Technologies SpA
                        Viale Gandhi 22
                        10051 Avigliana (TO)
                        Italy
                        Attention:  Giulio Napoli, President
                        Facsimile No.: 011 39011 9343500

      with a copy to:   Patterson Belknap Webb & Tyler LLP
                        1133 Avenue of the Americas
                        New York, New York
                        10036-6710
                        Attention: Jeffrey E. LaGueux, Esq.
                        Facsimile No.: (212) 336-2222

            SECTION 11.2. ENTIRE AGREEMENT. This Agreement and Schedules hereto,
and  the  documents   referred  to  herein  embody  the  entire   agreement  and
understanding  of the parties  hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings,  oral or written, relative to said subject matter.

            SECTION 11.3. BINDING  EFFECT;  ASSIGNMENT.  This  Agreement and the
various rights and obligations  arising  hereunder shall inure to the benefit of and be  binding  upon  Buyer and  Seller  and their  respective  successors  and permitted  assigns.  Neither this Agreement nor any of the rights,  interests or obligations  hereunder  shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other  parties.  Any transfer or assignment  of any of the rights,  interests or obligations  hereunder  in violation of the terms hereof shall be void and of no force or effect.  Notwithstanding  the  foregoing,  Buyer shall be  permitted to assign all of its rights to acquire the Property and to delegate its obligations to assume the Assumed  Liabilities  arising  under this  Agreement to any entity which  is  wholly-owned  by  Buyer  or  Olivotto  Industries,  S.p.A.  ("Buyer's
Assignee") prior to the Closing.  Any such assignment shall not release Buyer or
Olivotto Industries, S.p.A from its liabilities and obligations hereunder.

            SECTION 11.4. CAPTIONS.  The Article  and  Section  headings of this
Agreement are inserted for  convenience  only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

            SECTION 11.5. EXPENSES OF  TRANSACTION.  Buyer and Seller shall each pay its own costs and expenses  incurred by it in connection with this Agreement and the transactions  contemplated  hereby. The liability for sales, real estate transfer  and/or  documentary  taxes,  if any,  (but not income or similar  type taxes) in  connection  with the sale and delivery of the  Property  shall be the responsibility of Seller.

            SECTION 11.6. WAIVER;  CONSENT.  This  Agreement may not be changed,
amended,  terminated,   augmented,   rescinded  or  discharged  (other  than  by
performance),  in whole or in part,  except by a writing executed by each of the

                                       28

parties  hereto,  and no waiver of any of the  provisions  or conditions of this
Agreement  or any of the rights of a party  hereto shall be effective or binding unless such waiver  shall be in writing and signed by the party  claimed to have given or  consented  thereto.  Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this
Agreement   or  breach  by  any   other   party  of  any  of  its   obligations,
representations  or warranties  hereunder  shall be deemed to be a waiver of any other  condition  or  subsequent  or  prior  breach  of the  same  or any  other obligation  or  representation  or warranty by such other  party,  nor shall any forbearance by the first party to seek a remedy for any  noncompliance or breach by such  other  party be deemed to be a waiver by the first  party of its rights and remedies with respect to such noncompliance or breach.

            SECTION 11.7.  NO  THIRD  PARTY   BENEFICIARIES.   Nothing   herein,
expressed  or implied,  is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

            SECTION 11.8.  COUNTERPARTS.  This  Agreement  may  be  executed  in multiple  counterparts,  each of which shall be deemed an  original,  but all of which taken together shall constitute one and the same instrument.

            SECTION 11.9.  REMEDIES  OF BUYER.  The  Property  is unique and not readily  available.  Accordingly,  Seller  acknowledges that, in addition to all other remedies to which Buyer is entitled, Buyer shall have the right to enforce the terms of this Agreement by a decree of specific performance,  provided Buyer is not in material default hereunder.

            SECTION 11.10. BULK SALES LAWS. Buyer hereby waives  compliance with any and all applicable bulk sales and other similar laws.

            SECTION 11.11. GOVERNING LAW; CONSENT TO JURISDICTION.

            (a) This Agreement,  and all other agreements and related  documents executed and delivered pursuant hereto including, without limitation, the Escrow
Agreement,  shall be governed by and construed in  accordance  with the domestic laws of the State of New York without giving effect to any choice or conflict of law  provision  or  rule  (whether  of the  State  of  New  York  or  any  other jurisdiction)  that would cause the application of the laws of any  jurisdiction other than the State of New York.

            (b) Each of the parties  hereto  hereby  irrevocably  submits to the exclusive  jurisdiction  of any New  York  state  court,  or the  United  States
District  Court,  Southern  District  of New York,  in each case  sitting in the
County of New York over any action or  proceeding  arising out of or relating to this  Agreement  and  the  transactions  contemplated  hereby  and by the  other agreements  and  related  documents  executed  and  delivered  pursuant  hereto, including,  without  limitation,  the Escrow Agreement,  and each of the parties hereto  hereby  irrevocably  agrees that all claims in respect of such action or proceeding  shall be heard  and  determined  in such New York  state or  Federal court.  Each of the parties  hereto hereby  irrevocably  waives,  to the fullest extent legally possible, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                                       29

            SECTION 11.12. EXHIBITS  AND  SCHEDULES.   Each  reference  in  this
Agreement to an Exhibit or Schedule shall mean an Exhibit or Schedule annexed to this Agreement and shall be incorporated into this Agreement by such reference.

            SECTION 11.13. KNOWLEDGE.  All references  herein to the "Knowledge"
of Seller or words of similar  import  shall mean the actual  knowledge of Brian
Fabacher and Janet Grimsley.  All references  herein to the "Knowledge" of Buyer or words of similar import shall mean the actual knowledge of Giulio Napoli.

                            [SIGNATURE PAGE FOLLOWS]

                                       30

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         BUYER:

                                         OLIVOTTO GLASS TECHNOLOGIES S.P.A.

                                         By: /s/ Giulio Napoli
                                             -----------------------------------
                                             Name:  Giulio Napoli
                                             Title: President

                                         SELLER:

                                         LYNCH SYSTEMS, INC.

                                         By: /s/ Jeremiah M. Healy
                                             -----------------------------------
                                             Name:  Jeremiah M. Healy
                                             Title: Chief Executive Officer

      The  liabilities  and  obligations  of each of Buyer and Buyer's  Assignee under  and  pursuant  to the  foregoing  Agreement  are  hereby  unconditionally guaranteed by the undersigned. This is a guaranty of payment and performance and not of collection.

                                         OLIVOTTO INDUSTRIES, SPA

                                         By: /s/ Giulio Napoli
                                             -----------------------------------
                                             Name:  Giulio Napoli
                                             Title: President

      The  liabilities  and  obligations  of Seller  under and  pursuant  to the foregoing  Agreement are hereby  unconditionally  guaranteed by the undersigned.
This is a guaranty of payment and performance and not of collection.

                                         THE LGL GROUP, INC.

                                         By: /s/ Jeremiah M. Healy
                                             -----------------------------------
                                             Name:  Jeremiah M. Healy
                                             Title: Chief Executive Officer